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                                                                    Exhibit 10.5

                                PG&E CORPORATION
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

1.   Establishment and Purpose
     -------------------------

     The PG&E Corporation Deferred Compensation Plan for Directors was adopted on December 18, 1996, by the Board of Directors of PG&E Corporation to provide Directors of PG&E Corporation an opportunity to defer payment of their Meeting Fees and Retainer Fees. The Plan is also intended to establish a method of paying Meeting Fees and Retainer Fees which will assist the Corporation in attracting and retaining persons of outstanding achievement and ability as members of the Board of Directors of the Corporation.

2.   Definitions
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     (a)  "Beneficiary" means the person, persons, or entity designated by the
          Director to receive payment of the Director's Deferred Compensation Account in the event of the death of the Director.

     (b) "Board" and "Board of Directors" means the Board of Directors of the Corporation.

     (c) "Committee" shall mean the Nominating and Compensation Committee of the Board.

     (d)  "Corporation" means PG&E Corporation, a California corporation.

     (e) "Deferred Compensation Account" means the bookkeeping account established pursuant to Section 6 on behalf of each Director who elects to participate in the Plan.

     (f) "Deferred Election Form" means a participation form to be supplied by the Secretary of the Corporation.

     (g) "Director" means a member of the Board of Directors who is not an employee of the Corporation or any subsidiary thereof.

     (h) "Director's Termination Date" shall mean the effective date of the Director's resignation from the Board of Directors of the Corporation.

     (i) "Meeting Fee" means the amount of compensation paid by the Corporation to a Director for his or her attendance and services at a meeting of the Board of

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          Directors or any committee thereof.  A Meeting Fee shall not include
          (i) any Retainer Fee, (ii) any reimbursement by the Corporation of expenses incurred by a Director incidental to attendance at a meeting of the Board of Directors or of a committee thereof or of any other expense incurred on behalf of the Corporation, or (iii) any amount payable with respect to services rendered prior to January 1, 1997.

     (j) "Plan" shall mean the PG&E Corporation Deferred Compensation Plan for Directors.

     (k) "Retainer Fee" means the amount of compensation paid by the Corporation to a Director for retaining his or her services during a calendar quarter. A Retainer Fee shall not include (i) any Meeting Fee, (ii) any reimbursement by the Corporation of expenses incurred by a Director incidental to attendance at a meeting of the Board of Directors or of a committee thereof or of any other expense incurred on behalf of the Corporation, or (iii) any amount payable with respect to services rendered prior to January 1, 1997.

     (l)  "Year" shall mean the calendar year.

3.   Eligibility
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     Each Director who receives a Meeting Fee or Retainer Fee for service on the
     Board of Directors shall be eligible to participate in the Plan.

4.   Participation
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     In order to commence participation in the Plan in 1997, a Director must file a deferral election with the Secretary of the Corporation prior to January 1, 1997. In order to commence participation in the Plan for calendar quarters commencing on or after April 1, 1997, a Director must file a Deferral Election Form with the Secretary of the Corporation prior to the first day of the calendar quarter for which participation is to become effective. Notwithstanding the foregoing, in the case of a newly elected Director, an election to participate shall be effective for the calendar quarter in which the Director is first elected if it is filed before the date the Director first receives a Meeting Fee or Retainer Fee (but in no event later than one month following the date of election).

     A participating Director may defer:

     (a)  All Retainer Fees only; or

     (b)  All Meeting Fees only; or

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     (c)  All Retainer Fees and all Meeting Fees.

     The Retainer Fees and Meeting Fees deferred under (a), (b), or (c), above, shall be net of any amounts which a Director has authorized the Corporate Secretary to transmit to the Corporation's Dividend Reinvestment and Common Stock Purchase Plan. Partial deferral of Retainer Fees or Meeting Fees is not permitted.

     Payment to the Director of deferred compensation may, at the election of the participating Director, be paid in a lump sum or in a series of ten or less approximately equal annual installments. Payment to the Director may commence in the Year following the Director's Termination Date or in such earlier year as the Director may specify on the Deferral Election Form.

5.   Deferral Election
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     A Director who elects to participate in the Plan shall file an executed
     Deferral Election Form with the Secretary of the Corporation indicating the compensation to be deferred, the time and form of distribution, and the Beneficiary designations described in Section 9.

     The Director's deferral election shall become effective and apply with respect to Meeting Fees and Retainer Fees earned for the first calendar quarter after the Deferral Election Form is filed with the Secretary of the Corporation and all subsequent calendar quarters until revoked (by electing not to further defer either Meeting Fees or Retainer Fees) or modified by the Director. The Director shall notify the Secretary of the Corporation in writing of any such revocation or modification, which shall apply solely to amounts deferred with respect to calendar quarters following the calendar quarter in which the revocation or modification is received by the Secretary of the Corporation.

     Notwithstanding the foregoing, the Director's designation as to time and form of distribution to the Director of deferred compensation may not be revoked or modified by the Director either as to amounts already deferred or as to amounts to be deferred in the future.

6.   Credits to Deferred Compensation Account
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     Upon receipt of a duly filed Deferral Election Form, the Corporation shall establish a Deferred Compensation Account to which shall be credited an amount equal to the Meeting Fees and/or Retainer Fees which would have been payable currently to the Director but for the terms of the deferral election.

     Retainer Fees and Meeting Fees shall be credited to the Director's Deferred Compensation Account as of the following dates:

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     (a)  The deferred Retainer Fee for each calendar quarter shall be credited to such Account as of the first day of such calendar quarter; and

     (b) The deferred Meeting Fee shall be credited to such Account as of the first business day following the date of the meeting for which the Meeting Fee was earned.

7.   Interest During Deferral Period
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     On the first day of each calendar quarter, interest shall be credited on the balance in each Director's Deferred Compensation Account as of the last day of the immediately preceding calendar quarter. Such interest shall be at a rate equal to the AA Utility Bond Yield reported in Moody's Public
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     Utility, published in the issue of Moody's Investors Service immediately
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     preceding the first day of the calendar quarter in which the interest is to be credited.  Such interest shall become a part of the Deferred
     Compensation Account and shall be paid at the same time or times as the balance of the Deferred Compensation Account.

8.   Form and Time of Payment to a Director of Deferred Compensation Account
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     Payment to a Director of his or her Deferred Compensation Account shall be made in cash prior to January 31 in each Year in which payment is to be made in accordance with the Director's deferral election.

9.   Effect of Death of Participant
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     Upon the death of a Director who participated in the Plan, all amounts, if any, remaining in his or her Deferred Compensation Account shall be distributed to the Beneficiary designated by the Director. Such distribution shall be made at the time or times specified as part of the Beneficiary designation of the Director's deferral election (but, in no event shall such distribution be made later than ten years after the death of the Director or in more than ten approximately equal annual installments). The Committee, however, reserves the right to determine in its sole discretion that payment shall be made at a different time or times (but no later than ten years after the death of the Director). If the designated Beneficiary does not survive the Director or dies before receiving payment in full of the Director's Deferred Compensation Account, payment of the remaining balance shall be made as soon as practicable in a lump sum to the estate of the last to die of the Director or the designated Beneficiary. All Beneficiary designations (including selection of the timing and manner of payments to any Beneficiary) may be revoked or modified at the Director's option. The Director shall notify the Secretary of the Corporation in writing of any such revocation or modification.

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10.  Participant's Rights Unsecured
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     The interest under the Plan of any participating Director and such
     Director's right to receive a distribution of his or her Deferred Compensation Account shall be an unsecured claim against the general assets of the Corporation. The Deferred Compensation Account shall consist of bookkeeping entries only, and no Director shall have an interest in or claim against any specific asset of the Corporation pursuant to the Plan.

11.  Statement of Deferred Compensation Account
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     The Secretary of the Corporation shall provide to each participating
     Director an annual statement of his or her Deferred Compensation Account no later than January 31 each year.

12.  Nonassignability of Interests
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     The interests and property rights of any Director under the Plan shall not be assignable either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any act in violation of this Section 12 shall be void.

13.  Administration of the Plan
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     The Plan shall be administered by the Committee. In addition to the powers and duties otherwise set forth in the Plan, the Committee shall have full power and authority to administer and interpret the Plan, to establish procedures for administering the Plan, and to take any and all necessary action in connection therewith. The Committee's interpretation and construction of the Plan shall be conclusive and binding on all persons.

14.  Amendment or Termination of the Plan
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     The Board of Directors may amend, suspend, or terminate the Plan at any time. In the event of such termination, the Deferred Compensation Accounts of participating Directors shall be paid at such times and in such forms as shall be determined pursuant to Section 8, unless the Board of Directors shall prescribe a different time or times for payments of such Accounts.

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